EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-68869) pertaining to the Tejon Ranch Co. 1998 Stock Incentive Plan and Non-Employee Director Stock Incentive Plan,

(2)	Registration Statement (Form S-8 No. 333-70128) pertaining to the Tejon Ranch Co. 1998 Stock Incentive Plan,

(3)	Registration Statement (Form S-8 No. 333-113887) pertaining to the Tejon Ranch Nonqualified Deferred Compensation Plan,

(4)	Registration Statement (Form S-3 No. 333-115946) and related Prospectus, and

(5)	Registration Statement (Form S-3 No. 333-130482) and related Prospectus;

of our reports dated March 7, 2006, with respect to the consolidated financial statements of Tejon Ranch Co., Tejon Ranch Co. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Tejon Ranch Co., included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

We also consent to the inclusion in this Annual Report (Form 10-K) of Tejon Ranch Co. for the year ended December 31, 2005, of our report dated March 7, 2006, with respect to the financial statements of Tejon Dermody Industrial, LLC.

/s/ Ernst & Young LLP

Los Angeles, California

March 13, 2006

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